EXHIBIT 10F

                    CONSULTING AGREEMENT WITH JOHN D. DESBROW

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                              CONSULTING AGREEMENT



         This Consulting Agreement is made this 23rd day of July, 1996 by and between John D. Desbrow, Attorney at Law ("Consultant") and The Toen Group, Inc., a Nevada corporation, with its principal offices at 2 Park Plaza, Suite 470, Irvine, California 92614 ("Client").

         WHEREAS, Consultant is an attorney licensed to practice law in the State of California; and

         WHEREAS, Consultant has served a Director of Client since September 28; and

         WHEREAS, Consultant has billed Client $1,000 per month for services rendered from October 1, 1994 to the present; and

         WHEREAS, the parties desire to memorialize the compensation due to Consultant for past services rendered and to state the terms and conditions for the rendering of future services through December 31, 1996.

         NOW, THEREFORE, in consideration of mutual promises, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledge, the Company and Consultant agree as follows:

1.       Prior and Future Services

         The parties confirm that Consultant has been engaged to serve as a Director of Client since September 28, 1994. This agreement confirms Consultant's engagement and confirms the Consultant will be engaged in his present capacity through December 31, 1996.

2.       Scope of Services to be Provided

         The services provided shall consist of all corporate duties commonly performed by the Director of a publicly held company.

3.       Term

         This Agreement shall have a term expiring on December 31, 1996; thereafter, this Agreement will automatically be extended on a month to month basis (the "Extension Period") unless Consultant or Client shall serve written notice on the other party terminating the Agreement. Notice to terminate shall be in writing and shall be delivered at least ten (10) days prior to December 31, 1996 or any subsequent Extension Period as provided herein. In the event of termination pursuant to this Paragraph 3, neither party shall have any further rights or obligations hereunder after the effective date of such termination, except that the obligation of Client to pay fees earned and to reimburse costs and expenses of Consultant incurred prior to the effective date of termination in performance of the Services shall continue until such fees, costs, and expenses are paid in full by Client.

                                                              [JDD\AGR\TOEN.AGR]

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4.       Time and Effort of Consultant

         Consultant shall devote that amount of working time, as necessary, on a weekly basis, to fulfilling his obligations under this Agreement. The particular amount of time may vary from day to day or week to week; Client understands that Consultant has other clients which require some of Consultant's professional time, but which do not conflict with Consultant's obligations hereunder. Consultant agrees that he will at all times, faithfully and to the best of his experience, ability, and talents, perform all the duties required of him under this Agreement.

5.       Compensation

         Compensation to Consultant for the Services provided under this Agreement shall consist of the following:

         (A) Director's Fee. Commencing September 28, 1994, Consultant shall be paid a base fee for serving as a member of Client's Board of Directors, at the monthly rate of $1,000.

6.       Costs and Expenses

         Unless otherwise agreed and approved in writing between Consultant and Client, all third party and out-of-pocket expenses, filing fees, copy, and mailing expenses incurred by Consultant performing Services under this Agreement are the responsibility of Consultant. Any expenses incurred with the previous approval of Client in carrying out the Services set forth under this Agreement shall be reimbursed by Client within thirty (30) days of written notice by Consultant.

7.       Place of Services

         The Services provided by Consultant hereunder will be performed primarily through Client's offices in Irvine, California, except as otherwise mutually agreed by Consultant and Client. It is understood and expected that Consultant may make contacts with persons and entities and perform services in other locations as deemed appropriate and directed by Client.

8.       Independent Contractor

         Consultant will act as an independent contractor in the performance of duties under this Agreement. Accordingly, Consultant will be responsible for payment of all federal, state, and local taxes on compensation paid under this Agreement, including income and social security taxes, unemployment insurance, and any other taxes or business license fees as may be required.

9.      No Agency Express or Implied

         This Agreement neither expressly nor impliedly creates a relationship of principal and agent between Consultant and Client. Consultant is not authorized to enter into any agreements on behalf of Client. Client expressly retains the right to approve, in its sole discretion, any and all transactions introduced by Consultant (if any) and to make all final decisions with respect to activities undertaken by Consultant related to this Agreement.

                                                              [JDD\AGR\TOEN.AGR]

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10.      Nondisclosure and Nonuse of Confidential Information

         Consultant agrees that non-public information concerning the finances, plans, strategies, and overall business operations of Client is highly confidential and proprietary to Client ("Confidential Information"). This Confidential Information includes, but is not limited to, the following:

          (A) Non-public information related to the business operations, including financial and accounting information, plans of operations, and potential mergers or acquisitions prior to the public announcement of Client;

          (B) Customer lists, call lists, and other non-public customer data of Client;

          (C) Memoranda, notes, records, sketches, plans, drawings, and any media used to store, communicate, transmit, record, or embody such Confidential Information of Client;

          (D) Information treated, marked, or otherwise identified by Client as confidential or as trade secrets.

         Consultant acknowledges that such Confidential Information represents a legitimate, valuable, and protectable interest of Client and gives Client a competitive advantage, which would otherwise be lost if the Confidential Information was improperly disclosed. Consultant further acknowledges that unauthorized or improper disclosure or use of
         Confidential Information would cause Client irreparable harm and injury. Consultant therefore agrees that, in perpetuity or for as long as the Confidential Information remains confidential, he will not disclose or threaten to disclose the Confidential Information to any person, partnership, company, corporation, or to any other business or governmental organization or agency without the express written consent of Client, as the case may be. Consultant further agrees not to use or threaten to use the Confidential Information in any way that is not specifically authorized by, or otherwise contrary to the interests of Client, as the case may be. Consultant agrees that unauthorized disclosure or use of Confidential Information constitutes misappropriation of trade secrets and confidential information. Consultant further agrees that all ownership rights to the Confidential Information are held or retained by Client, as the case may be, and that no right of ownership shall pass to Consultant by virtue of this Agreement or the services provided hereunder.

11.      Termination

         (A) Termination for Disability. If prior to December 31, 1996, Consultant shall be unable to provide the services as set forth under this Agreement for twenty (20) business days because of illness, accident, or other incapacity, Client shall have the right to terminate this Agreement upon written notice to Consultant within ten (10) days after the end of any such 20-day period. Termination under this Paragraph 12(A) shall be effective upon receipt by Consultant of such written notice.

         (B) Death. In the event of Consultant's death, this Agreement and all rights and obligations hereunder shall immediately be terminated.

                                                              [JDD\AGR\TOEN.AGR]

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         (C)      Termination  for  Cause.   The  Client  may,  at  its  option,
                  terminate   this   Agreement  by  giving   written  notice  of
                  termination to Consultant without prejudice to any other remedy to which the Client may be entitled either at law, in equity, or under this Agreement, if Consultant:

                    (i) Willfully breaches or neglects the duties, or fails to timely provide the Services as required under the terms of this Agreement;

                    (ii) Fails  to  promptly  comply  with  and  carry  out  the directives of Client's Board of Directors;

                    (iii)Commits any  dishonest or unlawful act, in the judgment of Client's Board of Directors.

          (D) Termination Other Than For Cause. This Agreement shall terminate immediately on the occurrence of any one of the following events:

                    (i) The occurrence of circumstances, in the judgment of Client's Board of Directors, that make it impracticable for Client to continue its present line(s) of business;

                    (ii) The  decision  of and  upon  notice  by  Consultant  to voluntarily terminate this Agreement;

                    (iii) The loss by Consultant of legal capacity;

                    (iv) If  either  party  files  a  petition  in  a  court  of bankruptcy or is adjudicated a bankrupt;

                    (v) If either party institutes, or has instituted against it any bankruptcy proceeding for reorganization for rearrangement of the party's financial affairs;

                    (vi) If either party has a receiver of the party's assets or property appointed because of insolvency;

                    (vii)If  either  party  makes a general  assignment  for the benefit of creditors; or

                    (viii) If either party otherwise becomes insolvent or unable to timely satisfy all obligations in the ordinary course of business.

         (E) Effect of Termination on Compensation. In the event of the termination of this Agreement for Other Than Cause prior to December 31, 1996, Consultant shall be entitled to the compensation earned, and to the Option Shares accrued prior to the date of termination as provided for in this Agreement. Consultant shall be entitled to no further compensation after the date of termination.

                                                              [JDD\AGR\TOEN.AGR]

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12.      Representations and Warranties of Client

         Client represents and warrants to Consultant that:

         (A) Corporate Existence. Client is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada, with corporate power to own property and carry on its business as it is now being conducted.

         (B) No Conflict. This Agreement has been duly executed by Client and the execution and performance of this Agreement will not violate, or result in a breach of, or constitute a default in any agreement, instrument, judgment, decree or order to which Client is a party or to which Client is subject, nor will such execution and performance constitute a violation or conflict of any fiduciary duty to which Client is subject.

         (C) Date of Representations and Warranties. Each of the representations and warranties of Client set forth in this Agreement is true and correct at and as of the date of execution of this Agreement.

13.      Representations and Warranties of Consultant

         Consultant represents and warrants to Client that:

          (A) Prior Experience. Consultant has extensive experience in the practice of general business and securities law.

          (B) No Conflict. This Agreement has been duly executed by Consultant and the execution and performance of this Agreement will not violate, or result in a breach of, or constitute a default in any agreement, instrument, judgment, decree or order to which Consultant is a party or to which Consultant is subject, nor will such execution and performance constitute a violation or conflict of any fiduciary duty to which Consultant is subject.

          (C) Date of Representations and Warranties. Each of the representations and warranties of Consultant set forth in this Agreement is true and correct at and as of the date of execution of this Agreement.

14.      Indemnification

         Client and Consultant agree to indemnify, defend and hold each other harmless from and against all demands, claims, actions, losses, damages, liabilities, costs and expenses, including without limitation, interest, penalties and attorneys' fees and expenses asserted against or imposed or incurred by either party by reason of or resulting from a breach of any representation, warranty, covenant, condition, or agreement of the other party to this Agreement. Client and Consultant agree to execute a separate Indemnification Agreement.

                                                              [JDD\AGR\TOEN.AGR]

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15.      Agreement Does not Contemplate Corrupt Practice - Domestic or Foreign

         Any and all payments under this Agreement constitute compensation for services performed and this Agreement and all payments and the use of the payments by Consultant, do not and shall not constitute an offer, payment, or promise or authorization of payment of any money or gift to an official or political party of, or candidate for political office in any jurisdiction within or outside the United States. These payments may not be used to influence any act or decision of an official, party or candidate to use his/her/its influence with a government to assist Client in obtaining, retaining, or directing business to Client, or any person or other corporate entity. As used in this paragraph, the term "official" means any officer or employee of a government, or any person acting in an official capacity for or on behalf of any government; the term "government" includes any department, agency, or instrumentality of a government.

16.      Inside Information - Securities Laws Violations

         In the course of the performance of his duties, Consultant may become aware of information which may be considered "inside information" within the meaning of the Federal Securities Laws, Rules and Regulations. Consultant acknowledges that his use of such information to purchase or sell securities of Client, or its affiliates, or to transmit such information to any other party with a view to buy, sell or otherwise deal in the securities of Client or its affiliates is prohibited by law and would constitute a breach of this Agreement and notwithstanding the provisions of this Agreement, will result in the immediate termination of the Agreement.

17.      Miscellaneous

          (A) Subsequent Events. Consultant and Client each agree to notify the other party if, subsequent to the date of this Agreement, either party incurs obligations which could compromise their efforts and obligations under this Agreement.

          (B) Amendment. This Agreement may be amended or modified at any time and in any manner only by an instrument in writing executed by the parties hereto.

          (C) Further Actions and Assurances. At any time and from time to time, each party agrees, at its or their expense, to take actions and to execute and deliver documents a may be reasonably necessary to effectuate the purposes of this Agreement.

          (D) Waiver. Any failure of any party to this Agreement to comply with any of its obligations, agreements, or conditions hereunder may be waived in writing by the party to whom such compliance is owed. The failure of any party to this Agreement to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision or a waiver of the right of such party thereafter to enforce each and every such provision. No waiver of any breach of or non-compliance with this Agreement shall be held to be a waiver of any other or subsequent breach or non- compliance.

          (E) Assignment. Neither this Agreement nor any right created by it shall be assignable by Consultant without the prior written consent of Client.

                                                              [JDD\AGR\TOEN.AGR]

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         (F)      Notices.  Any  notice  or  other  communication   required  or
                  permitted by this Agreement must be in writing and shall be deemed to be properly given when delivered in person to an officer of the other party, when deposited in the United States mails for transmittal by certified or registered mail, postage prepaid, or when deposited with a public telegraph
                  company   for   transmittal,   or  when   sent  by   facsimile
                  transmission charges prepared, provided that the communication is addressed:

                  (1)      In the case of Client:

                           The Toen Group, Inc.
                           2 Park Plaza, Suite 470
                           Irvine, CA  92614
                           Telephone:  (714) 833-2094
                           Telefax:  (714) 833-7854

                  (2)      In the case of Consultant:

                           John D. Desbrow
                           1406 Estelle
                           Newport Beach, CA 92660
                           (714) 645-9833

                  or to such other person or address designated by Client or Consultant to receive notice.

         (G) Headings. The paragraph and subparagraph headings in this agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         (H) Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         (I) Governing Law. This Agreement was negotiated and is being contracted for in the State of California, and shall be governed by the laws of the State of California, notwith standing any conflict-of-law provision to the contrary.

         (J) Binding Effect. This Agreement shall be binding upon the parties hereto and inure to the benefit of the parties, their respective heirs, administrators, executors, successors, and assigns.

         (K) Entire Agreement. This Agreement contains the entire agreement between the parties hereto and supersedes any and all prior agreements, arrangements, or understandings between the parties relating to the subject matter of this Agreement. No oral understandings, statements, promises, or inducements contrary to the terms of this Agreement exist. No representations, warranties, covenants, or conditions, express or implied, other than as set forth herein, have been made by any party.

                                                              [JDD\AGR\TOEN.AGR]

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          (L)  Severability.  If any  part of this  Agreement  is  deemed  to be unenforceable the balance of the Agreement shall remain in full force and effect.

          (M) Facsimile Counterparts. A facsimile, telecopy, or other reproduction of this Agreement may be executed by one or more parties hereto and such executed copy may be delivered by facsimile of similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties agree to execute an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

          (N) Termination of Any Prior Agreements. Effective the date hereof, all prior rights of Consultant relating to the accrual or payment of any form of compensation or other benefits from Client based upon any agreements other than this Agreement, whether written or oral, entered into prior to the date hereof, are hereby terminated.

          (O) Consolidation or Merger. Subject to the provisions of Paragraph 12 hereof, in the event of a sale of the stock, or substantially all of the stock, of Client, or consolidation or merger of Client with or into another corporation or entity, or the sale of substantially all of the operating assets of the Client to another corporation, entity or individual, Client may assign its rights and obligations under this Agreement to its successor-in-interest and such successor-in-interest shall be deemed to have acquired all rights and assumed all obligations of Client hereunder; provided, however, that in no event shall the duties and services of Consultant provided for in Paragraph 2 hereof, or the responsibilities, authority or powers commensurate therewith, change in any material respect as a result of such sale of stock, consolidation, merger or sale of assets.

          (P) Time is of the Essence. Time is of the essence of this Agreement and of each and every provision hereof.

                  IN WITNESS WHEREOF, the parties have executed this Agreement on the date above written.

                                        "Consultant"



                                        /s/  John D. Desbrow
                                        ---------------------------------------
                                             John D. Desbrow

                                        "Client"
                                        THE TOEN GROUP, INC.
                                        a Nevada corporation


                                        By:  /s/  Fred G. Luke
                                             ----------------------------------
                                        Name:     Fred G. Luke
                                        Title:    President

                                                              [JDD\AGR\TOEN.AGR]

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